ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





      As independent public accountants, we hereby consent to the incorporation of our report dated February 12, 1997 on the financial statements of Alabama Power Company, included in this Form 8-K, into Alabama Power Company's previously filed Registration Statement File Nos. 33-49653, 33-61845 and 333-17333.




/s/ Arthur Andersen LLP
Birmingham, Alabama
February 27, 1997